Exhibit 23.2

Consent of Deloitte LLP

We consent to the reference to our firm name in this Registration Statement on Form S-3 of Devon Energy Corporation and the reference to our report for Devon Energy Corporation as of the year ended December 31, 2016, which report is included and incorporated herein by reference.

DELOITTE LLP

By:	/s/ Robin Bertram
Name: Robin Bertram
Title: Partner

Date: September 14, 2017